AGREEMENT AND
                              DECLARATION OF TRUST


                                       OF

                      CONCENTRA MANAGED CARE BUSINESS TRUST


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                                TABLE OF CONTENTS

Recitals.......................................................................1
Declaration of Trust...........................................................1
Section 1. Name of Trust ......................................................2
Section 2. Trustees............................................................2
Section 3. Powers..............................................................3
Section 4. Officers............................................................5
Section 5. Protection of Persons Dealing with Trustees.........................5
Section 6. Protection of Trustees and Shareholders.............................5
Section 7. Records.............................................................6
Section 8. Legal Title.........................................................6
Section 9. Beneficial Interest.................................................6
Section 10. Distributions......................................................7
Section 11. Meetings and Shareholders..........................................8
Section 12. No Personal Liability..............................................8
Section 13. Indemnity..........................................................9
Section 14. Term...............................................................9
Section 15. Merger.............................................................9
Section 16. Amendments.........................................................9
Section 17. Miscellaneous.....................................................10

Exhibit A-Form of Instrument of Adherence


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                                 AGREEMENT AND
                              DECLARATION OF TRUST

                                       OF

                      CONCENTRA MANAGED CARE BUSINESS TRUST


         THIS AGREEMENT AND DECLARATION OF TRUST OF CONCENTRA MANAGED CARE BUSINESS TRUST (the "Trust") is made as of December 31,1998 by and among Daniel
J. Thomas, as an individual residing at 4 Stevens Circle, Westwood, Norfolk County, Massachusetts and Concentra Managed Care Services, Inc., a Massachusetts corporation having an address at 312 Union Wharf, Boston, Suffolk County, Commonwealth of Massachusetts (hereinafter together called the "Trustees," and separately a "Trustee," which terms shall also refer to any additional or successor trustees of this Trust), and such persons as may become parties hereto by the acceptance of certificates of Shares of Beneficial Interest issued hereunder (hereinafter sometimes called the "Shareholders").

                                    RECITALS

         WHEREAS, it is proposed that the Trustees manage in the manner hereinafter stated such capital and other property which they may hereafter acquire as Trustees; and

         WHEREAS, the Trustees desire that the Trust qualify as a "trust" under Massachusetts General Laws, Chapter 182, as amended; and

         WHEREAS, the Trustees and Shareholders desire and intend that the Trust shall be treated as a corporation for federal income tax purposes and as a corporate trust that is a "holding company" under Chapter 62, Section 8 of the General Laws for Massachusetts tax purposes; and

         WHEREAS, it is proposed that the beneficial interest in the Trust be divided into transferable Shares of Beneficial Interest, evidenced by certificates therefor, as hereinafter provided.

                                   DECLARATION

         NOW, THEREFORE, the Trustees hereby declare and the parties hereto hereby agree as Follows:

         The Trustees shall hold all money and other property now or hereafter acquired by them, including (without limitation) securities issued by affiliates of the Trust, as Trustees, together with proceeds and profits thereof, in trust, to conduct its business as a holding company, and to carry on such other related activities as they deem proper for the benefit of the Shareholders, upon the following terms:


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                                       2.

SECTION 1. NAME OF TRUST AND LOCATION.

         All acts of the Trustees relating to this Trust may be done under the name of Concentra Managed Care Business Trust, or such other name or names as the Trustees may from time to time adopt. The mailing address of the Trust shall be 312 Union Wharf, Boston, Massachusetts,02109.

SECTION 2. TRUSTEES.

         The following provisions shall apply to Trustees serving under this Agreement and Declaration of Trust:

         (a) NUMBER AND TENURE.

         Daniel J. Thomas and Concentra Managed Care Service, Inc. are the original Trustees. The then Trustees, or Shareholders holding at least seventy-five percent (75%) of the Shares of Beneficial Interest then outstanding, may appoint an additional or successor Trustee or Trustees to serve hereunder at any time. Each of the original Trustees and any successor or additional Trustee shall remain in office until his or her resignation. Any Trustee also may be removed by an instrument in writing executed by Shareholders owning in the aggregate at least seventy-five percent (75%) of the then outstanding Shares of Beneficial Interest of the Trust, or upon the approval by vote in favor of such removal by the holders of at least seventy-five percent (75%) of the then total outstanding Shares of Beneficial Interest given at any annual meeting or special meeting held in accordance with the terms and requirements of Section 11 hereof.

         (b) RESIGNATION OF TRUSTEES.

         Any Trustee hereunder may resign by an instrument in writing delivered to the remaining Trustees, or, if there are no remaining Trustees, to all of the Shareholders.

         (c) SUCCESSOR TRUSTEES.

         If for any reason one or all of the originally named Trustees shall resign or otherwise fail or cease to act, and there are no other Trustees then serving hereunder, the successor Trustee shall be:

              (i) Such person or persons as the most recent acting Trustee may have designated in writing while he or she was acting as Trustee hereunder, or if he or she shall have failed to so designate,

             (ii) Such person or persons as may be appointed by an instrument in writing executed by Shareholders owning in the aggregate at least seventy-five percent


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                                       3.

(75%) of the then outstanding Shares of Beneficial Interest of the Trust, or upon the approval by vote in favor of such appointment by the holders of at least seventy-five percent (75%) of the then total outstanding Shares of Beneficial Interest given at any annual meeting or special meeting held in accordance with the terms and requirements of Section 11 hereof.

         (d) EFFECTS OF APPOINTMENT OF SUCCESSOR AND ADDITIONAL TRUSTEES.

         Upon the appointment of successor or additional Trustees, the title of the Trust estate shall thereupon and without the necessity of any conveyance be vested in said Successor or additional Trustees jointly with the remaining Trustees, if any. Any successor or additional Trustees shall have all the same rights, powers, authority and privileges as the original Trustees hereunder.

         (e) SECURITY OF BOND.

         No Trustee shall be required to furnish bond, security or surety in any form.

         (f) ACTIONS OF TRUSTEES.

         The Trustees may act with or without a meeting. Unless specifically provided otherwise in this Agreement and Declaration of Trust, or in any amendment hereto, any action of the Trustees may be taken at a meeting by a vote of a majority of the Trustees or without a meeting by the express consent of a majority of the Trustees.

         (g) MEETINGS OF THE TRUSTEES.

         No regular meeting of the Trustees shall be held. Meetings may be called by the president or clerk of the Trust, if either of these be designated, or by a majority of the Trustees, by seven days written notice stating the matters to be acted upon, and upon such notice, a majority of the Trustees shall constitute a quorum at such meeting and may by majority vote act on such matters.


SECTION 3. POWERS.

         (a) GENERAL RESPONSIBILITIES AND AUTHORITY.

         Consistent with the duties and obligations of, and limitations on, the Trustees as set forth herein and under the laws of the Commonwealth of Massachusetts, the Trustees are accountable to the Shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Trustee believes to be in the best interest of the Trust and its Shareholders, with such care, including reasonable inquiry, as a prudent person in a like position would use in similar circumstances.


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                                       4.

         The Trustees shall have full, absolute and exclusive power, control, management and authority over the Trust's assets and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. The Trustees shall have the power to enter into commitments to make any investments, purchase or acquisition, or to exercise any power authorized by this Agreement and Declaration of Trust.

         (b) SPECIFIC POWERS AND AUTHORITY.

         In the administration of the Trust, in addition to any powers or authority conferred by this Agreement and Declaration of Trust or which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees, without any action or consent by the Shareholders, shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgement and discretion and such manner and upon such terms and conditions as they may from time to time deem proper.

               (i) To purchase or otherwise acquire real or personal property, and to sell, exchange, mortgage, pledge, lease, or in any manner deal with the property of the Trust or any part thereof, or any interest therein, upon such terms and for such considerations as they deem proper.

               (ii) To make such contracts as they deem expedient in the conduct of the business of the Trust.

               (iii) To borrow money to further the purpose of the Trust, and to pledge the Trust property as security therefor.

               (iv) To loan money, with or without security, on such terms as they deem proper.

               (v) To receive or sue for all monies at any time becoming due to the Trust.

               (vi) To compromise or refer to arbitration any claims against or rights of the Trust.

               (vii) To employ any person or persons, including Trustees, to perform services related to the conduct of the business of the Trust and the administration of the Trust, to confer upon such persons such powers and authority as the Trustees may deem expedient, and to pay such persons reasonable compensation for their services.

               (viii) To consent to, and participate in, any plan of reorganization, consolidation, merger or other similar plan and to consent to any contract, lease, mortgage, purchase, sale or other action pursuant to such plan.

               (ix) To hold title in the name of a nominee.


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                                       5.

         (x) To do such other things and incur such other obligations as in their judgement will advance the purposes of the Trust.

SECTION 4. OFFICERS.

         The Trustees may appoint a president, treasurer, clerk or any other officers they may deem useful or appropriate, and no such officer need be either a Trustee or a Shareholder. Any such officer, or any agent or employee of the Trust shall have such powers, duties and responsibilities as the Trustees may deem advisable and shall be subject to removal at any time by the Trustees. All officers shall hold office for such period as may be determined by the Trustees and the Trustees shall fix the compensation for their general services as officers hereunder, and may be paid such compensation for special services as the Trustees, in good faith, may deem reasonable.

SECTION 5. PROTECTION OF PERSONS DEALING WITH TRUSTEES.

         A resolution of the Trustees authorizing a particular act shall be conclusive evidence in favor of strangers to the Trust that such act is within the powers of the Trustees. No license of court shall be requisite to the validity of any transaction entered into by the Trustees, and the Trustees shall have full power and authority to execute all deeds and other instruments necessary or proper to carry such transactions into effect. No purchaser from the Trustees shall be bound to see the application of the money or other consideration paid by the purchaser to the Trustees.

SECTION 6 PROTECTION OF TRUSTEES AND SHAREHOLDERS.

         (a) A corporate trust, not a partnership, is created by this Agreement and Declaration of Trust. The relationship of the Shareholders to the Trustees is solely that of cestuis que trustent, and neither the Shareholders not the Trustees are partners.

         (b) No Shareholder shall be personally liable for any obligations or liability incurred by this Trust or by the Trustees, and the Trustees shall have no right of indemnity or exoneration against the Shareholders in respect thereof.

         (c) Subject to paragraph (f) of this Section 6, no Trustee shall be personally liable for any obligation or liability incurred by this Trust or by the Trustees, and each Trustee shall be entitled to reimbursement and exoneration out of the Trust estate according to law.

         (d) The Trust estate alone shall be liable for the payment or satisfaction of all obligations and liabilities incurred in carrying on the affairs of this Trust.

         (e) Proceedings against this Trust may be brought against the Trustees as Trustees hereunder but not personally. The Trustees shall be parties thereto only insofar as necessary to enable such obligations or liability to be enforced against the Trust estate.


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                                       6.

In such proceedings, service of process upon one of the Trustees or upon any agent whom they have appointed for that purpose shall be sufficient.

         (f) No Trustee shall be liable to this Trust or to the Shareholders except for such of his or her own neglects, defaults and acts which are committed in bad faith.

SECTION 7. RECORDS.

         The Trustees shall keep a record of all meetings of the Trustees and of the Shareholders and shall keep books of account showing the receipts and disbursements of the Trust estate. The Trustees shall prepare, as soon as practicable after the end of the Trust's fiscal year, a complete report of the business of the Trust during such year. The fiscal year of the Trust shall end on December 31 of each year. In addition, the Trustees shall maintain proper transfer books and a register of the names, addresses and Shares of Beneficial Interest of the Shareholder hereunder.

SECTION 8. LEGAL TITLE.

         Legal title to all property belonging to the Trust shall be held either by the Trustees or in name of a nominee, including a nominee trust. The Trustees shall have absolute control over the management and disposition of all property in which the Trust has an ownership interest, whether legal title is held by the Trustees or in the name of a nominee.

SECTION 9. BENEFICIAL INTEREST.

         The ownership of beneficial interest in the Trust shall consist of "Shares of Beneficial Interest" with no par value per share, with each share having the same rights as to voting, liquidation and all other matters. The certificates evidencing Shares of Beneficial Interest shall give the holder thereof only an equitable interest in the Trust property. The rights of a holder shall be limited to those specifically set forth in the certificate and in this Agreement.

         (a) NUMBER OF SHARES OF BENEFICIAL INTEREST.

         The beneficial interest in the Trust estate shall be divided into a total of one million (1,000,000) "Shares of Beneficial Interest," with no par value per share. The Shares of Beneficial Interest shall be non-assessable.

         (b) INITIAL ISSUANCE.

         Shares of Beneficial Interest shall be issued to the shareholders of record of the Company as of the date hereof. As a condition to the issuance of the Shares of Beneficial Interest to each such Shareholder, he or she shall execute an Instrument of Adherence in the form attached hereto as Exhibit A pursuant to which each such


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                                       7.

Shareholder shall become a party to this Agreement and Declaration of Trust, thereby agreeing to be bound by the terms hereof.

         (c) Change in the Number of Shares of Beneficial Interest.

         The Trustees may increase or reduce the number of Shares of Beneficial Interest to further the purposes of the Trust.

         (d)TRANSFER OF SHARES OF BENEFICIAL INTEREST.

         Subject to the provisions of paragraphs (e) and (f) of this SECTION 9, certificates for Shares of Beneficial Interest may be transferred by the holders thereof in person, or by a duly authorized attorney. The transferee shall surrender such certificate, duly endorsed for transfer, to the Trustees, who shall constitute such transferee a party to this Agreement and Declaration of Trust and he or she shall be bound by the provisions hereof by executing an Instrument of Adherence in the form attached hereto as EXHIBIT A. No such transfer shall be binding upon the Trustees until it has been recorded on the transfer books of the Trust.

         (e) RESTRICTION ON TRANSFER.

         The Trustees shall have the power to enter into agreements on behalf of the Trust with the Shareholders to restrict the transfer of Shares of Beneficial Interest issued hereunder or to provide for the redemption of such Shares of Beneficial Interest or the liquidation of the Trust in accordance with the provisions thereof.

         (f) DEATH OF A SHAREHOLDER.

         The death of a Shareholder during the continuance of this Trust shall not terminate the Trust or entitle the legal representative of such Shareholder to any accounting or to any action in the courts or otherwise against the Trust property or the Trustees. The shares of a deceased Shareholder may be transferred by will, by operation of law or by agreement.

         (g) LOST OR DESTROYED CERTIFICATES.

         In the event of the loss or destruction of a certificate, the Trustees may, in their discretion, issue a new certificate representing the Shares of Beneficial Interest evidenced by the lost certificate upon satisfactory proof of its loss or destruction.

SECTION 10. DISTRIBUTIONS.

         The Trustees shall make distributions to the Shareholders, out of the net income or corpus of the Trust, with respect to their Share of Beneficial Interest hereunder, in the complete discretion of the Trustees. The Shareholders shall share in such distributions in


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                                       8.

proportion to their beneficial interests in the Trust, as represented by their holdings of Shares of Beneficial Interest.

SECTION 11. MEETINGS OF SHAREHOLDERS.

         (a) ANNUAL AND SPECIAL MEETINGS.

         There shall be an annual meeting of the Shareholders during the Month of May of each year on the date designated (with such designation occurring at least fifteen days prior to the holding of such meeting) by the Trustees, at which time the Trustees shall make copies of the financial reports of the Trust available to the Shareholders. The Trustees shall call additional special meetings of the Shareholders at such times as the Trustees may deem advisable. Written notice of each such meeting, specifying the time, place and purpose thereof, shall be sent by registered mail to the Shareholders at least fifteen
(15) days prior to the holding of such meeting. A notice addressed to a Shareholder at the address listed in the register of the Trustees shall be sufficient notice under this paragraph. A quorum for a meeting shall be satisfied and the meeting may if the holders of fifty-one percent (51%) of the outstanding Shares of Beneficial Interest are present (either in Person or by Proxy).

         (b) VOTING.

         Each Shareholder entitled to vote on any matter in accordance with the terms and provisions of the Agreement and Declaration of Trust shall be entitled to one vote, in person or by proxy, for each Share of Beneficial Interest held by such Shareholder, but no proxy shall be voted after six months from its date unless such proxy is coupled with an interest sufficient in law to support an irrevocable power and provides for a longer period. All matters shall be decided by vote of the holders of a majority of the Shares of Beneficial Interest present at the meeting and voting, provide a quorum is present with respect to such matter. Any action taken by Shareholders may be taken without a meeting upon the written consent of Shareholders owning a majority of the Shares of Beneficial Interest then outstanding provided the written consent is filed with the records of the meetings of the Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

SECTION 12. NO PERSONAL LIABILITY.

         The Trustees shall have no power to bind the Shareholders personally. All persons dealing with the Trustees or with any agent of the Trustees shall look only to the Trust estate for the payment of any sum due as a result of such dealing. In every instrument executed by the Trustees and creating an obligation of any kind, the Trustees shall stipulate that neither they nor the Shareholders shall be held to any personal liability under such instrument.


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                                       9.

SECTION 13. INDEMNITY.

         In the event that any Trustee, officer, agent or Shareholder shall at any time be held personally liable as such Trustee, officer, agent or Shareholder for acts committed in the course of conducting the business of the Trust, other than acts committed in bad faith, such Trustee, officer, agent or Shareholder shall be indemnified out of the Trust property against all costs and expenses by reason of such liability. The Trust property shall be applied to satisfy such indemnity in preference to all other claims, except as otherwise provided by law, and shall be applied first to the indemnification of the Trustees, then of the officers of the Trust, then of the agents of the Trust, and then of the Shareholders.

SECTION 14. TERM.

         The Trust shall continue until after twenty-one (21) years after the death of the survivor of the class consisting of Daniel J. Thomas, William A. Hazel, Esq., of 22 Tucker Terrace, Norfolk County, Randolph, Massachusetts, and their issue now living, unless sooner terminated as hereinafter provided. In the case of any such termination, the Trustees shall transfer and convey the entire Trust estate, subject to any leases, mortgages, contracts, or other encumbrances thereon, to the holders of the then outstanding Shares of Beneficial Interest hereunder as tenants in common in proportion to their respective interests, or as otherwise directed in writing by the holders of at least seventy-five percent (75%) of the then outstanding Shares of Beneficial Interest hereunder. The Trustees in office at the time of such termination shall continue in office until the liquidation is completed.

         The Trust may be terminated by the Trustees at any time with the express written consent of Shareholders holding at least seventy-five percent (75%) of the Shares of Beneficial Interest then outstanding.

SECTION 15. MERGER.

         The Trustees may at any time agree to, approve, and effect a merger of the Trust into a corporation in accordance with Section 83 of Chapter 156B of the General Laws of Massachusetts, as amended from time to time.

SECTION 16. AMENDMENTS.

         Except as otherwise provided by this Section 16, this Agreement and Declaration of Trust may be amended at any time by an instrument in writing signed by the Trustees and approved by Shareholders holding at least seventy-five percent (75%) of the Shares of Beneficial Interest then outstanding. No change may be made in the liability of the


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                                      10.

Trustees or officers, or of their agents, or of the Shareholders without the unanimous consent of the then Shareholders.

SECTION 17. MISCELLANEOUS.

         The following additional provisions shall apply to this Agreement and Declaration of Trust:

         (a) The various headings in the Agreement and Declaration of Trust and the groupings of the provisions hereof into separate sections and paragraphs shall not be construed to limit or restrict either the meaning or the application of any provision hereof and are for the purposes of convenience only.

         (b) This Agreement and Declaration of Trust may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (c) This Agreement and Declaration of Trust shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his or her successors, assigns, heirs, distributees, and legal representatives.

         (d) Inspection of the books and records of the Trust shall be permitted to the same extent as permitted under law applicable to shareholders of a corporation organized under the laws of the Commonwealth of Massachusetts.

         (e) If any provision of this Agreement and Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provisions in any other jurisdiction or render invalid or unenforceable any other provision of this Agreement and Declaration of Trust in any jurisdiction.

         (f) All provisions of this Agreement and Declaration of Trust shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

         (g) Where a noun or pronoun is used in this Agreement and Declaration of Trust, such noun or pronoun shall be regarded as referring to the appropriate person or persons, even though it be incorrect as to gender or as being singular or plural.


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                                      11.

         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have each executed this Agreement and Declaration of Trust of Concentra Managed Care Business Trust, as an instrument under seal as Trustees as of December 31, 1998.

CONCENTRA MANAGED CARE
  SERVICES, INC., as Trustee

By:
    /s/Daniel J. Thomas                     /s/Daniel J. Thomas
    ------------------------------          ----------------------------
    Daniel J. Thomas, as President          Daniel J. Thomas, as Trustee


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                                                                       Exhibit A

                      CONCENTRA MANAGED CARE BUSINESS TRUST

                             INSTRUMENT OF ADHERENCE

         The undersigned, (Prospective Shareholder), in order to become the owner or holder of Shares of Beneficial Interest, no par value per share, of Concentra Managed Care Business Trust, a Massachusetts business trust within the contemplation of Massachusetts General Laws, Chapter 182, hereby agrees to become a Shareholder party to the Agreement and Declaration of Trust by and among the Trustees and Shareholder parties thereto, dated as of December 31, 1998 (the "Agreement and Declaration of Trust"). This Instrument of Adherence shall take effect and shall become a part of said Agreement and Declaration of Trust immediately upon execution.

         Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts:


                         Signature: ___________________
                         Name:

                         Address:


                         Date:

Accepted:
CONCENTRA MANAGED CARE BUSINESS TRUST

By: __________________________
    As Trustee, not individually

Date: